Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2 of our reports dated January 31, 2006, on our audit of the financial statements of Somebox, Inc. as of November 30, 2005 and for the years ended November 30, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts."

/s/ MantylaMcReynolds, LLC Salt Lake City, Utah February 13, 2006